                                                                   Exhibit 10.11

                            STOCK TRANSFER AGREEMENT

                                  by and among

                           GRYPHON EXPLORATION COMPANY

                        CHENIERE-GRYPHON MANAGEMENT, INC.

                                       and

                              CHENIERE ENERGY, INC.

                           Dated as of March 19, 2002

                                TABLE OF CONTENTS

                                                                                                            Page
                                                                                                            ----
ARTICLE I.           DEFINITIONS..............................................................................1
   Section 1.1.          Definitions..........................................................................1
   Section 1.2.          Accounting Terms and Determinations..................................................1

ARTICLE II.          THE SALE OF THE SHARES AND ASSUMPTION OF ASSUMED LIABILITIES.............................1
   Section 2.1.          Sale of Shares.......................................................................1
   Section 2.2.          Purchase Price; Assumption of the Assumed Liabilities................................2

ARTICLE III.         THE STOCK OPTION.........................................................................2
   Section 3.1.          The Option...........................................................................2
   Section 3.2.          Exercise of the Option...............................................................3
   Section 3.3.          The Option Closing...................................................................3
   Section 3.4.          Adjustment of Option Shares and Per Share Exercise Price.............................4
   Section 3.5.          No Rights as Stockholder; No Beneficial Ownership Prior to the
                            Option Closing for Purposes of the Contribution Agreement
                            and the Stockholders Agreement....................................................4

ARTICLE IV.          REPRESENTATIONS AND WARRANTIES OF HOLDER.................................................4
   Section 4.1.          Organization of Holder...............................................................4
   Section 4.2.          Authority and Binding Effect.........................................................5
   Section 4.3.          No Conflict or Violation; Consents...................................................5
   Section 4.4.          Status of Assumed Liabilities........................................................6
   Section 4.5.          Title to the Shares..................................................................6
   Section 4.6.          Litigation...........................................................................6
   Section 4.7.          Investment Representations...........................................................6

ARTICLE V.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................7
   Section 5.1.          Organization of the Company..........................................................7
   Section 5.2.          Authority and Binding Effect.........................................................7
   Section 5.3.          No Conflict or Violation; Consents...................................................8
   Section 5.4.          Litigation...........................................................................8
   Section 5.5.          Option Shares........................................................................9

ARTICLE VI.          CONDITIONS TO THE COMPANY'S OBLIGATIONS..................................................9
   Section 6.1.          Representations and Warranties.......................................................9
   Section 6.2.          Compliance with Agreement............................................................9
   Section 6.3.          Certificate..........................................................................9
   Section 6.4.          No Governmental Restraints...........................................................9

                                       (i)

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                            Page
                                                                                                            ----
ARTICLE VII.         MISCELLANEOUS PROVISIONS.................................................................9
   Section 7.1.          Notices..............................................................................9
   Section 7.2.          Amendments..........................................................................10
   Section 7.3.          Assignment and Parties in Interest..................................................10
   Section 7.4.          Expenses............................................................................10
   Section 7.5.          Entire Agreement....................................................................10
   Section 7.6.          Descriptive Headings................................................................11
   Section 7.7.          Counterparts........................................................................11
   Section 7.8.          Governing Law; Jurisdiction; Expenses...............................................11
   Section 7.9.          Construction........................................................................11
   Section 7.10.         Severability........................................................................11
   Section 7.11.         Survival............................................................................11
   Section 7.12.         Announcements; Confidentiality......................................................12
   Section 7.13.         Waiver of Stockholders Agreement....................................................12

                                      (ii)

SCHEDULE
NUMBER     SCHEDULE NAME

AL         Assumed Liabilites
4.4        Status of Assumed Liabilities
4.6        Litigation

EXHIBIT    EXHIBIT NAME

A          Definitions
B          Form of Exercise Notice
C          Form of Settlement Agreement and Mutual Release

                                      (iii)

                            STOCK TRANSFER AGREEMENT

          This STOCK TRANSFER AGREEMENT, dated as of March 19, 2002 (this "Agreement"), is made and entered into by and between, Gryphon Energy Company, a Delaware corporation (the "Company"), Cheniere-Gryphon Management, Inc., a Delaware corporation ("CGMI") and Cheniere Energy, Inc., a Delaware corporation ("CHEX" and together with CGMI, the "Holder").

          WHEREAS, Holder contributed certain assets to the Company pursuant to that certain Contribution and Subscription Agreement, dated as of September 15, 2000 (the "Contribution Agreement") in exchange for 145,590 shares of Common Stock (the "Contribution");

          WHEREAS, in connection with the Contribution, Holder agreed to pay certain transfer fees, consent payments, and continuing royalties to certain third parties;

          WHEREAS, the Holder desires that the Company assume certain of those payment obligations in exchange for the surrender of 51,400 shares of Common Stock subject to a repurchase option on the terms and subject to the condition set forth herein, and the Company is willing to assume such payment obligations on the terms and subject to the obligations set forth herein;

          NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

          Section 1.1. Definitions. In addition to the terms defined elsewhere herein, the terms defined in the introductory paragraph and the Recitals to this Agreement shall have the respective meanings specified therein, and the terms set forth in Exhibit A hereto shall have the meanings specified in Exhibit A when used herein with initial capital letters.

          Section 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect in the U.S.

                                   ARTICLE II.

          THE SALE OF THE SHARES AND ASSUMPTION OF ASSUMED LIABILITIES

          Section 2.1. Sale of Shares. On the terms and subject to the conditions set forth in this Agreement, concurrent with the execution of this
Agreement:

          (a) The Company shall purchase from Holder, and Holder shall sell, transfer, assign, convey and deliver to the Company, 51,400 shares of Common Stock (the "Shares") free and clear of all Liabilities and Liens.

          (b) Holder shall deliver to the Company or its designees certificates representing the Shares, duly endorsed in blank for transfer or accompanied by appropriate powers duly executed in blank. To the extent the certificate delivered by Holder is for a greater number of shares of Common Stock than the Shares, the Company shall return to Holder a certificate for the shares of Common Stock not being transferred pursuant to the terms of this Agreement.

          Section 2.2. Purchase Price; Assumption of the Assumed Liabilities.

          (a) The purchase price for the Shares shall be the assumption by the Company of the Assumed Liabilities.

          (b) On the terms and subject to the conditions set forth in this Agreement, concurrent with the execution of this Agreement the Company shall assume and become responsible for all of the Assumed Liabilities and agrees to be bound by the provisions of the Assumed Liabilities Contract relating to the Assumed Liabilities as if it were named as a party thereto in the place of Holder, excluding the Excluded Liabilities.

          (c) From and after the date hereof, the Company shall have the sole and exclusive power to direct the payment, satisfaction, settlement or compromise of the Assumed Liabilities; provided that such payment, satisfaction, settlement or compromise does not increase any of Holder's other obligations or liabilities under the applicable agreement, and Holder shall cooperate with any reasonable direction of the Company with respect thereto, including, executing a settlement agreement and mutual release of the obligee of the Assumed Liability described in Item 1 of Schedule AL (which may be in the form of Exhibit C hereto) in exchange for a release of Holder from such Assumed Liability. To the extent any Assumed Liability is subject to, or conditioned upon, the acceptance of any data, the Company shall have the sole and exclusive right to accept or reject such data, which decision shall be binding upon Holder. Without limiting the foregoing, Holder shall not enter into or waive, amend, terminate or otherwise modify any arrangement, agreement, understanding, or contract, whether written or oral, relating to the Assumed Liabilities (an "Assumed Liabilities Contract").

                                  ARTICLE III.

                                THE STOCK OPTION

          Section 3.1. The Option.

          (a) At any time, and from time to time, from the date hereof through and including March 16, 2003 (the "Expiration Date"), Holder shall have the right (the "Option") to purchase from the Company, upon the terms and subject to the conditions of this Agreement, up to 51,400 shares of Common Stock (the "Option Shares") for a per share purchase price, in cash, equal to the Per Share Exercise Price on the Option Closing Date.

          (b) The "Per Share Exercise Price" as of any Option Closing Date shall be calculated as follows:

               (i) For any Option Closing Date occurring from the date hereof through, but not including July 18, 2002 (the "Flipover Date"), an amount per share of Common Stock equal to $50.00.

               (ii) For any Option Closing Date occurring on the Flipover Date an amount per share of Common Stock equal to $55.8443.

               (iii) For any Option Closing Date occurring after the Flipover Date an amount per share of Common Stock equal to the sum of (x) $55.8443, and (y) the product of (A) $.0483, and (B) the number of days elapsed since the Flipover Date.

          Section 3.2. Exercise of the Option. Holder may exercise the Option by delivering an exercise notice at least (10) Business Days prior to the proposed Option Closing Date (which may be no later than the Expiration Date) substantially in the form of Exhibit B hereto (an "Exercise Notice"). Each Exercise Notice shall constitute a representation and warranty by Holder that all of the conditions to the Company's obligation to issue the Option Shares set forth in Article VI hereof (other than the delivery of the Certificate required by Section 6.3) have been satisfied.

          Section 3.3. The Option Closing.

          (a) Subject to the satisfaction of the conditions set forth in Article VI, the closing of the purchase of the Option Shares (the "Option Closing") shall occur at 10:00 a.m. local time on the date set forth in the Exercise Notice or at such other time as the parties hereto shall mutually agree (the "Option Closing Date"). The Option Closing shall occur at the offices of the Company's counsel or at such other location as the parties hereto shall mutually agree.

          (b) On the Option Closing Date, the Company shall deliver to Holder a certificate for the Option Shares so purchased, free and clear of all Liens, other than the restrictions imposed by the Company's Stockholders Agreement, dated as of October 11, 2000, as the same may be amended in accordance with its terms (the "Stockholders Agreement") and restrictions on transfer arising under federal and state securities laws. Holder acknowledges that any Option Shares acquired shall be subject to the restrictions of the Stockholders Agreement.

          (c) On the Option Closing Date, Holder shall deliver to the Company, by wire transfer of immediately available funds, an amount equal to product of the number of Option Shares purchased and the Per Share Exercise Price.

          Section 3.4. Adjustment of Option Shares and Per Share Exercise Price.

          (a) In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares (by stock dividend on the Common Stock or otherwise), the Per Share Exercise Price shall be proportionately reduced and the number of Option Shares shall be proportionately increased such that on the Option Closing Date the Holder shall receive the number of shares of Common Stock for an aggregate Per Share Exercise Price as the Holder would have received if such subdivision had occurred immediately after the Option Closing. In case the Company shall at any time combine its outstanding shares of Common Stock into a smaller number of shares, the Per Share Exercise Price shall be proportionately increased and the number of Option Shares shall be proportionately reduced such that on the Option Closing Date the Holder shall receive the number of shares of Common Stock for an aggregate Per Share Exercise Price as the Holder would have received if such combination had occurred immediately after the Option Closing.

          (b) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another entity shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby Holder shall have the right to acquire and receive upon exercise of the Option for each Option Share such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) as would have been received if the Holder had held such Option Share immediately prior to such transaction.

          Section 3.5. No Rights as Stockholder; No Beneficial Ownership Prior to the Option Closing for Purposes of the Contribution Agreement and the Stockholders Agreement. Holder shall have no rights as a stockholder and shall not be deemed to beneficially own any of the Option Shares prior to the Option Closing with respect to such shares of Common Stock for all purposes, including the Stockholders Agreement and the Contribution Agreement. For the avoidance of doubt, in calculating the "Pro Rata Portion" pursuant to the Contribution Agreement and the "Fully-Diluted Common Stock" pursuant to the Stockholders Agreement, the Option Shares shall be disregarded and not be deemed to be outstanding or beneficially owned until after the Option Closing with respect to such Option Shares shall have occurred.

                                   ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF HOLDER

          Each of CGMI and CHEX, jointly and severally represents and warrants to the Company as of the date hereof and as of each Option Closing Date as follows:

          Section 4.1. Organization of Holder. Each of CGMI and CHEX is a corporation duly organized, validly existing, and in good standing under the laws of the State of

Delaware. Each of CGMI and CHEX has the requisite corporate power and authority to own its properties and to conduct its business as presently conducted.

          Section 4.2. Authority and Binding Effect.

          (a) The execution and delivery of this Agreement by each of CGMI and CHEX, the performance by each of CGMI and CHEX of its obligations hereunder and the consummation by each of CGMI and CHEX of the transactions contemplated hereby (the "Transactions") have been duly authorized by the board of directors of each of CGMI and CHEX, and no other corporate proceedings on the part of each of CGMI and CHEX are necessary to authorize this Agreement or the Transactions.

          (b) This Agreement has been duly executed and delivered by each of CGMI and CHEX, and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a legal, valid and binding obligation of each of CGMI and CHEX enforceable against each of CGMI and CHEX in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the enforceability of specific remedies.

          Section 4.3. No Conflict or Violation; Consents. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with, or result in a violation of (i) any provision of the certificate of incorporation or by-laws of either of CGMI or CHEX, or (ii) any resolution adopted by the board of directors or the stockholders of either of CGMI or CHEX;

          (b) contravene, conflict with, or result in a violation of, or give any Governmental Agency or other Person the right to challenge the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement to which either of CGMI or CHEX or any of the assets owned or used by either of CGMI or CHEX, may be subject;

          (c) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Agency the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Permit that is held by either of CGMI or CHEX or that otherwise relates to the business of, or any of the assets owned or used by, either of CGMI or CHEX;

          (d) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, or to receive any additional consideration under any contract or Permit to which either of CGMI or CHEX is a party or subject; or

          (e) require the consent, approval, or authorization of, or registration or filing with, any Governmental Agency or any other Person.

          Section 4.4. Status of Assumed Liabilities.

          (a) Schedule 4.4 sets forth a list of all of the Assumed Liabilities Contracts.

          (b) Except as set forth in Schedule 4.4, as of the date hereof:

               (i) each of CGMI and CHEX has performed all material obligations required to be performed by it to date under each of the Assumed Liabilities Contracts and with respect to each of the Assumed Liabilities.

               (ii) Neither CGMI, CHEX nor, to each of their knowledge, any other party thereto is in material breach of or default under any Assumed Liabilities Contract.

          (c) CGMI and CHEX have delivered to the Company a true, correct, and complete copy of each Assumed Liabilities Contract, and any notice or other communication received with respect to, the Assumed Liabilities.

          Section 4.5. Title to the Shares. As of the date hereof, CGMI is the sole record owner and CGMI and CHEX are the sole beneficial owners of the Shares, free and clear of any Liabilities or Liens, other than the restrictions imposed by the Stockholders Agreement and restrictions on transfer arising under federal and state securities laws.

          Section 4.6. Litigation. Except as set forth in Schedule 4.6, there are no claims, actions, suits, proceedings, or investigations pending or to Holder's knowledge threatened before any Governmental Agency brought by or against the Holder or any of its officers, directors, employees, agents or Affiliates either (a) involving, affecting or relating to the Assumed Liabilities or the Shares or (b) which if adversely determined would reasonably be expected to have a material adverse effect on the ability of Holder to perform its obligations under this Agreement.

          Section 4.7. Investment Representations. As of the date hereof:

          (a) Holder is familiar with the business and financial condition, properties, operations and prospects of the Company.

          (b) Holder and its advisors have had an opportunity to ask questions of, and to receive information from, the Company and persons acting on its behalf concerning the terms and conditions of the investment in the Option Shares, and to obtain any additional information necessary to verify the accuracy of the information and data received by Holder. Holder has received all the information concerning the condition, properties, operations and prospects of the Company it considers necessary or appropriate for deciding whether to purchase the Option Shares.

          (c) Holder has made, either alone or together with its advisors, such independent investigation of the Company, its management, and related matters as Holder deems to be, or Holder's advisors have advised to be, necessary or advisable in connection with the investment in the Option Shares.

          (d) Holder understands that the purchase of the Option Shares involves various risks, including, among others, that it is unlikely that any market will exist for any resale of the Option Shares and that the Option Shares will be subject to the provisions of the Stockholders Agreement.

          (e) Holder has carefully reviewed all documents furnished to it in connection with the investment in the Option Shares contemplated hereby, and acknowledges that no representations or warranties have been made to Holder or its representatives by the Company or its Affiliates, representatives or advisors concerning the Option Shares, the Company, its Affiliates or their prospects or other related matters except as set forth in this Agreement.

          (f) Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment represented by the Option Shares. Holder is able to bear the economic risk of the purchase of the Option Shares made pursuant to this Agreement (including the complete loss of its investment). Holder has determined that this investment is suitable for it in light of its financial circumstances and available investment opportunities, and any legal restrictions applicable to it. Holder has reviewed, to the extent it deemed advisable, the merits of an investment in the Option Shares with tax and legal counsel and with an investment advisor. Holder is an "accredited investor" within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

          (g) It is acquiring the Option Shares for its own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing the Option Shares, but subject, nevertheless, to any requirement of law that the disposition of the Holder's property shall at all times be within the Holder's control, and without prejudice to Holder's right at all times to sell or otherwise dispose of all or any part of such securities under a registration under the Securities Act or under an exemption from said registration available under the Securities Act.

                                   ARTICLE V.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Holder as of the date hereof and as of each Option Closing Date as follows:

          Section 5.1. Organization of the Company. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to own its properties and to conduct its business as presently conducted.

          Section 5.2. Authority and Binding Effect.

          (a) The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the Transactions have been duly authorized by the board of directors of the

     Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Transactions.

          (b) This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Holder) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the enforceability of specific remedies.

          Section 5.3. No Conflict or Violation; Consents. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with, or result in a violation of (i) any provision of the certificate of incorporation or by-laws of the Company, or
     (ii) any resolution adopted by the board of directors or the stockholders of the Company;

          (b) contravene, conflict with, or result in a violation of, or give any Governmental Agency or other Person the right to challenge the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement to which the Company or any of the assets owned or used by the Company, may be subject;

          (c) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Agency the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Permit that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

          (d) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, or to receive any additional consideration under any contract or Permit to which the Company is a party or subject; or

          (e) require the consent, approval, or authorization of, or registration or filing with, any Governmental Agency or any other Person.

          Section 5.4. Litigation. There are no claims, actions, suits, proceedings, or investigations pending or to the Company's knowledge threatened before any Governmental Agency brought by or against the Company which if adversely determined would reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement.

          Section 5.5. Option Shares.

          (a) The Company has reserved sufficient shares for issuance to Holder pursuant to the terms of this Agreement (including upon any adjustment pursuant to Section 3.4).

          (b) Upon issuance, sale and delivery as contemplated by this Agreement, the Option Shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company, free of (i) preemptive rights, and (ii) all Liens created by the Company other than the restrictions of the Stockholders Agreement.

                                   ARTICLE VI.

                     CONDITIONS TO THE COMPANY'S OBLIGATIONS

          The obligation of the Company to issue the Option Shares is subject to the satisfaction (unless waived in writing by the Company) of each of the following conditions on or prior to the Option Closing Date:

          Section 6.1. Representations and Warranties. The representations and warranties of Holder contained in this Agreement shall be true and correct on and as of the Option Closing Date as though such representations and warranties were made anew on and as of the Option Closing Date (except to the extent such representations and warranties speak as of a specified date, in which case, such representations and warranties shall be true and correct as of such specified date).

          Section 6.2. Compliance with Agreement. Holder shall have performed and complied with all covenants to be performed or complied with by it under this Agreement and under each other agreement to which Holder, on the one hand, and the Company or any stockholder of the Company, on the other hand, is party, on or prior to the Option Closing Date.

          Section 6.3. Certificate. Holder shall have delivered to the Company a certificate of its President or a Vice President, dated the Option Closing Date, as to the satisfaction of the conditions set forth in Sections 6.1 and 6.2.

          Section 6.4. No Governmental Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the purchase and sale of the Option Shares shall be threatened or shall be in effect.

                                  ARTICLE VII.

                            MISCELLANEOUS PROVISIONS

          Section 7.1. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) one Business Day after the date when sent to the recipient by reputable express courier service

(charges prepaid), or (c) seven Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Company and to Holder at the addresses indicated below:

     If to the Company:                Gryphon Exploration Company
                                       1200 Smith, Suite 1700
                                       Houston, Texas 77002
                                       Attention:
                                       Facsimile Number:  (713) 571-1700

     If to Holder:                     Cheniere Energy, Inc.
                                       Three Allen Center
                                       333 Clay Street, Suite 3400
                                       Houston, Texas 77002-4102
                                       Attention:  Mr. Charif Souki
                                       Facsimile Number:  (713) 659-5459

or to such other address as either party hereto may, from time to time, designate in writing delivered pursuant to the terms of this Section.

          Section 7.2. Amendments. The terms, provisions and conditions of this Agreement may not be changed, modified, waived or amended in any manner except by an instrument in writing duly executed by the Company and Holder.

          Section 7.3. Assignment and Parties in Interest. Neither this Agreement nor any of the rights, duties, or obligations of any party hereunder may be assigned or delegated (by operation of law or otherwise) by any party hereto except with the prior written consent of the other party hereto. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective permitted successors and assigns.

          Section 7.4. Expenses. Except as expressly set forth in this Agreement, each party to this Agreement shall bear all of its legal and other expenses incurred by it or on its behalf in connection with the Transactions, whether or not such transactions are consummated.

          Section 7.5. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, supersedes and is in full substitution for any and all prior agreements and understandings among them relating to such subject matter, and no party shall be liable or bound to the other parties hereto in any manner with respect to such subject matter by any warranties, representations, indemnities, covenants, or agreements except as specifically set forth herein. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

          Section 7.6. Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          Section 7.7. Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

          Section 7.8. Governing Law; Jurisdiction; Expenses. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to contracts made and performed therein. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may only be brought against any of the parties in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. In any action based upon a breach of this Agreement, the prevailing party shall be entitled to recover all reasonable attorney's fees and litigation costs expended in connection with such litigation from the party in breach of the Agreement.

          Section 7.9. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any references to any federal, state, local or foreign statute or law will also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless the context otherwise requires: (a) a term has the meaning assigned to it by this Agreement; (b) including means "including but not limited to"; (c) "or" is disjunctive but not exclusive; (d) words in the singular include the plural, and in the plural include the singular; and (e) "$" or "dollars" means the currency of the United States of America; all amounts payable under this Agreement shall be paid in dollars.

          Section 7.10. Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

          Section 7.11. Survival. All of the representations, warranties, covenants and agreements of the Company and Holder contained in this Agreement or in any certificate delivered by Holder shall survive the Transactions and each Option Closing.

          Section 7.12. Announcements; Confidentiality. Holder shall not publicly disclose the terms of this Agreement, except (a) to the obligees of the Assumed Liabilities and (b) that Holder may disclose and publicly file the Agreement, but not the Schedules; provided, however, that Holder may disclose or publicly file the Schedules to the extent Holder believes in good faith that such disclosure or filing of the Schedules is required by law, regulation or rule of any stock exchange on which its securities are traded (in which case Holder shall use reasonable efforts to advise the Company prior to making such disclosure and to provide the Company a reasonable opportunity to review the proposed disclosure).

          Section 7.13. Waiver of Stockholders Agreement. Holder and the Company agree to waive the provisions of Sections 2.2, 2.4, 3.3 and 3.4 of the Stockholders Agreement to the extent that such provisions would be applicable to the Transactions. The Company represents and warrants that it has obtained a corresponding waiver from the Group A Holders who own at least a majority of the Fully-Diluted Common Stock held by all Group A Holders (as such terms are defined in the Stockholders Agreement).

     [Remainder of page intentionally left blank.]

          IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the day and year first written above.

                                         GRYPHON EXPLORATION COMPANY


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                         CHENIERIE-GRYPHON MANAGEMENT, INC.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                         CHENIERIE ENERGY, INC.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title: